Accel Entertainment Announces 2020 Operating Results

Chicago, IL – March 15, 2021 – Accel Entertainment, Inc. (NYSE: ACEL) today announced certain financial and operating results for the three-months and fiscal year ended December 31, 2020.

Highlights
•Ended 2020 with 2,435 locations; an increase of 5% compared to 2019
•Ended 2020 with 12,247 VGTs; an increase of 17% compared to 2019
•Revenue of $74 million for Q4 2020 and $316 million for YE 2020
•Net loss of $10 million for Q4 2020 and $13 million for YE 2020
•Adjusted EBITDA of $5 million for Q4 2020 and $34 million for YE 2020
•Completed acquisition of American Video Gaming on December 30, 2020, an Illinois operator with 49 locations

Recent Events
•February 2021 was the highest revenue month in Accel’s history
•Entered into a securities purchase agreement in March 2021 to acquire Century Gaming, Inc., one of the leading distributed gaming operators in Montana and Nevada

2021 Guidance
While it is difficult to predict the duration and impact of COVID-19, our 2021 guidance includes the impact of the January 2021 shutdown, assumes no M&A, and includes increased operating expenses for COVID-19.
•End 2021 with an estimated 13,250 – 13,400 VGTs
•End 2021 with an estimated 2,550 – 2,575 locations
•2021 Revenue estimated to be $580 - $600 million
•2021 Adjusted EBITDA[1] estimated to be $95 - $100 million
•2021 capital expenditures estimated to be $20-$25 million of cash spend
Accel Entertainment CEO Andy Rubenstein commented, “We are pleased to have achieved strong financial results for both the fourth quarter and full year 2020, despite industry-wide complexities resulting from the COVID-19 pandemic. Our asset-light business model was key to allowing us to end the year stronger than ever, and execute on our growth plans to secure additional scale, as illustrated by our recent acquisition of American Video Gaming. As a result of these efforts we have begun 2021 with a strong tailwind, achieving the highest revenue month in our history in February. We’re confident we are well-positioned to continue this success as the market recovers and we remain focused on delivering a safe, yet comfortable gaming experience for our players.”

[1] Although we provide guidance for Adjusted EBITDA, we are not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of GAAP net income, including stock-based compensation expenses, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information.

Consolidated Statements of Operations and Comprehensive (Loss) Income and Other Data
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
		(As Restated)		(As Restated)
Total net revenues	$74,414	$122,812	$316,352	$428,696
Operating loss	(11,966)	(5,657)	(24,679)	13,336
Loss before income taxes	(13,650)	(19,976)	(29,902)	(10,502)
Net loss	(10,411)	(22,425)	(12,984)	(15,701)
Other Financial Data:
Adjusted EBITDA(1)	4,708	20,795	33,901	79,594
Adjusted net (loss) income(2)	(4,134)	1,300	5,776	22,695

(1)
Adjusted EBITDA is defined as net (loss) income plus amortization of route and customer acquisition costs and location contracts acquired; stock-based compensation expense; (gain) loss on change in fair value of contingent earnout A-2 shares; other expenses, net; tax effect of adjustments; depreciation and amortization of property and equipment; interest expense; emerging markets; and provision for income taxes. For additional information on Adjusted EBITDA and a reconciliation of net (loss) income to Adjusted EBITDA, see “Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted net (loss) income.”

(2)
Adjusted net (loss) income is defined as net (loss) income plus amortization of route and customer acquisition costs and location contracts acquired; stock-based compensation expense; (gain) loss on change in fair value of contingent earnout A-2 shares, other expenses, net; and tax effect of adjustments. For additional information on Adjusted net (loss) income and a reconciliation of net (loss) income to Adjusted net (loss) income, see "Non-GAAP Financial Measures— Adjusted EBITDA and Adjusted net (loss) income.”

Key Metrics
	As of December 31,
	2020	2019
Licensed establishments (1)	2,435	2,312
Video gaming terminals (2)	12,247	10,499
Average remaining contract term (years) (3)	6.8	6.9

	December 31,
	2020	2019
Location hold-per-day – for the three months ended(4) (in whole $)	$583	$554
Location hold-per-day – for the year ended(4) (in whole $)	$585	$590

(1)	Based on Scientific Games International third-party terminal operator portal data which is updated at the end of each gaming day and includes licensed establishments that may be temporarily closed but still connected to the central system. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.
(2)	Based on Scientific Games International third-party terminal operator portal data which is updated at the end of each gaming day and includes VGTs that may be temporarily shut off but still connected to the central system. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.
(3)	Calculated by determining the average expiration date of all outstanding contracts, and then subtracting the applicable measurement date. The IGB limited the length of contracts entered into after February 2, 2018 to a maximum of eight years with no automatic renewals.
(4)
Calculated by dividing the difference between cash deposited in all VGTs at each licensed establishment and tickets issued to players at each licensed establishment by the number of locations in operation each day during the period being measured. Then divide the calculated amount by the number of operating days in such period. Excluding the Grand River Jackpot acquisition, location hold-per-day was $649 and $637 for the three months and year ended December 31, 2020, respectively. Location hold-per-day for the year ended December 31, 2020 is computed based on 217-eligible days of gaming (excludes 148 non-gaming days due to the IGB mandated COVID-19 shutdown).

Consolidated Statements of Cash Flows Data
	Year Ended December 31,
(in thousands)	2020	2019
		(As Restated)
Net cash (used in) provided by operating activities	$(3,705)	$45,565
Net cash used in investing activities	(61,435)	(151,532)
Net cash provided by financing activities	74,188	139,141

Non-GAAP Financial Measures
	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020	2019
		(As Restated)		(As Restated)
Net loss	$(10,411)	$(22,425)	$(12,984)	$(15,701)
Adjustments:
Amortization of route and customer acquisition costs and location contracts acquired(1)	5,830	4,763	22,608	17,975
Stock-based compensation(2)	1,483	1,852	5,538	2,236
(Gain) loss on change in fair value of contingent earnout shares(3)	(1,850)	9,836	(8,484)	9,837
Other expenses, net(4)	3,228	12,103	8,948	19,649
Tax effect of adjustments(5)	(2,414)	(4,829)	(9,850)	(11,301)
Adjusted net (loss) income	(4,134)	1,300	$5,776	$22,695
Depreciation and amortization of property and equipment	5,670	7,734	20,969	26,398
Interest expense, net	3,534	3,342	13,707	12,860
Emerging markets(6)	463	—	517	—
Income tax (benefit) expense	(825)	7,278	(7,068)	16,500
Loss on debt extinguishment	—	1,141	—	1,141
Adjusted EBITDA	4,708	20,795	$33,901	$79,594

(1) Route and customer acquisition costs consist of upfront cash payments and future cash payments to third-party sales agents to acquire the licensed video gaming establishments that are not connected with a business combination. Accel amortizes the upfront cash payment over the life of the contract, including expected renewals, beginning on the date the location goes live, and recognizes non-cash amortization charges with respect to such items. Future or deferred cash payments, which may occur based on terms of the underlying contract, are generally lower in the aggregate as compared to established practice of providing higher upfront payments, and are also capitalized and amortized over the remaining life of the contract. Future cash payments do not include cash costs associated with renewing customer contracts as Accel does not generally incur significant costs as a result of extension or renewal of an existing contract. Location contracts acquired in a business combination are recorded at fair value as part of the business combination accounting and then amortized as an intangible asset on a straight-line basis over the expected useful life of the contract of 10 years. “Amortization of route and customer acquisition costs and location contracts acquired” aggregates the non-cash amortization charges relating to upfront route and customer acquisition cost payments and location contracts acquired.
(2)    Stock-based compensation consists of options, restricted stock units and warrants.
(3)    (Gain) loss on change in fair value of contingent earnout A-2 shares represents an unrealized fair value adjustment at each reporting period end related to the value of these contingent shares. Upon achieving such contingency, A-2 shares convert to A-1 common stock resulting in a non-cash settlement of the obligation.
(4)    Other expenses, net consists of (i) non-cash expenses including the remeasurement of contingent consideration liabilities, (ii) non-recurring expenses relating to lobbying efforts and legal expenses in Pennsylvania and lobbying efforts in Missouri, (iii) non-recurring costs associated with COVID-19 and (iv) other non-recurring expenses.
(5)    Calculated by excluding the impact of the non-GAAP adjustments from the current period tax provision calculations.
(6)    Emerging markets consist of the results, on an adjusted EBITDA basis, for non-core jurisdictions where our operations are developing. Markets are no longer considered emerging when Accel has installed or acquired at least 500 gaming terminals in the jurisdiction, or when 24 months have elapsed from the date Accel first installs or acquires gaming terminals in the jurisdiction, whichever occurs first.
Restatement of prior period financial statements
The restatement reflects adjustments to correct an error related to the accounting treatment of certain earn out arrangements issued in connection with the 2019 business combination with TPG Pace Holdings Corp., a special purpose acquisition company, that were previously presented as equity. Because the number of Class A-1 common stock (the “contingent earnout shares”) the holder is entitled to under the agreement are dependent, in part, upon the occurrence of a change of control, which is not an input to the fair value of a fixed for fixed contract on equity shares, the Company determined that the contingent earnout share obligation should be presented as a liability and marked to fair value each period, not equity-classified as previously presented. The Company also concluded that Class A-2 common stock issued in the transaction does not represent an increase in equity due to the fact that such shares are not entitled to dividends, voting rights, or a stake in the Company in the case of liquidation. Accordingly, the contingent earnout is now reflected as a liability at fair value on the Company’s consolidated balance sheets at December 31, 2020 and 2019, and the change in the fair value of such liability in each period is recognized as a gain or loss in the Company’s consolidated statements of operations and comprehensive (loss) income. The contingent earnout liability does not constitute indebtedness of the Company and will only be satisfied, if earned, by settlement in the Company’s Class A-1 common stock in a non-cash transaction. The existence of contingent earnout shares occurred as a result of the Company’s merger and reverse recapitalization occurring on November 20, 2019 and did not impact any reporting periods prior to the merger and reverse recapitalization transaction.
The Company also corrected certain classification errors impacting amusement revenue, ATM fees and other revenue, and cost of revenue that were previously presented net instead of gross, and certain revenue share expenses that were previously presented in general and administrative instead of cost of revenue. There is no impact to net income (loss) as a result of these reclassifications.
Conference Call
Accel will host an investor conference call on March 15, 2021 at 11 a.m. Central (12 p.m. Eastern) to discuss these operating and financial results. Interested parties may join the live webcast by registering at http://www.directeventreg.com/registration/event/662712 or accessing the webcast via the company’s investor relations website: ir.accelentertainment.com. Following completion of the call, a replay of the webcast will be posted on Accel’s investor relations website.
About Accel
Accel believes it is the leading distributed gaming operator in the United States on an Adjusted EBITDA basis, and a preferred partner for local business owners in the Illinois market. Accel’s business consists of the installation, maintenance and operation of VGTs, redemption devices that disburse winnings and contain ATM functionality, and other amusement devices in authorized non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores, truck stops, and grocery stores.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including, but not limited to, any statements regarding our 2021 guidance, including with respect to the duration and impact of the COVID-19 crisis (including expected operating expenses related thereto), potential acquisitions or strategic alliances, and our estimates of number of VGTs, locations, revenues, [net (loss) income], Adjusted EBITDA and capital expenditures. The words “predict,” “estimated,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue,” and similar expressions or the negatives thereof are intended to identify forward looking statements. These forward looking statements represent our current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward looking statements due to a number of factors including, but not limited to: the existing and potential future adverse impact of the COVID-19 pandemic on Accel’s business, operations and financial condition, including as a result the suspensions of all video gaming terminal operations by the Illinois Gaming Board between March 16, 2020 and June 30, 2020 and between November 1 9, 2020 and January 23, 2021, which suspensions could be reinstated; Accel’s ability to operate in existing markets or expand into new jurisdictions; Accel’s ability to manage its growth effectively; Accel’s ability to offer new and innovative products and services that fulfill the needs of licensed establishment partners and create strong and sustained player appeal; Accel’s dependence on relationships with key manufacturers, developers and third parties to obtain VGTs, amusement machines, and related supplies, programs, and technologies for its business on acceptable terms; the negative impact on Accel’s future results of operations by the slow growth in demand for VGTs and by the slow growth of new gaming jurisdictions; Accel’s heavy dependency on its ability to win, maintain and renew contracts with licensed establishment partners; unfavorable economic conditions or decreased discretionary spending due to other factors such as epidemics or other public health issues (including COVID-19), terrorist activity or threat thereof, civil unrest or other economic or political uncertainties, that could adversely affect Accel’s business, results of operations, cash flows and financial conditions and other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (“SEC”). Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on the Accel. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the sections entitled “Risk Factors” in the Quarterly Reports on Form 10 Q and in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. Except as required by law, we do not undertake publicly to update or revise these statements, even if experience or future changes make it clear that any projected results expressed in this or other press releases or future quarterly reports, or company statements will not be realized. In addition, the inclusion of any statement in this press release does not constitute an admission by us that the events or circumstances described in such statement are material. We qualify all of our forward-looking statements by these cautionary statements. In addition, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors including those described in the section entitled “Risk Factors” in the Quarterly Reports on Form 10-Q and in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. These and other factors could cause our results to differ materially from those expressed in this press release.
Non-GAAP Financial Information
This press release includes certain financial information not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), including Adjusted EBITDA and Adjusted net (loss) income. Adjusted EBITDA and adjusted net (loss) income are non-GAAP financial measures and are key metrics used to monitor ongoing core operations. Management of Accel believes Adjusted EBITDA and adjusted net (loss) income enhance the understanding of Accel’s underlying drivers of profitability and trends in Accel’s business and facilitates company-to-company and period-to-period comparisons, because these non-GAAP financial measures exclude the effects of certain non-cash items, represents certain nonrecurring items that are unrelated to core performance, or excludes non-core operations. Management of Accel also believes that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance.
Although Accel excludes amortization of route and customer acquisition costs and location contracts acquired from Adjusted EBITDA and Adjusted net (loss) income, Accel believes that it is important for investors to understand that these route, customer and location contract acquisitions contribute to revenue generation. Any future acquisitions may result in amortization of route and customer acquisition costs and location contracts acquired.
Adjusted EBITDA and Adjusted net (loss) income are not recognized terms under GAAP. These non-GAAP financial measures excludes some, but not all, items that affect net (loss) income, and these measures may vary among companies. These non-GAAP financial measures are unaudited and have important limitations as an analytical tool, should not be viewed in isolation and do not purport to be alternatives to net loss as indicators of operating performance.

Media Contact:
Eric Bonach
Abernathy MacGregor
212-371-5999
ejb@abmac.com